Exhibit 5.1

May 16, 2007

Intraop Medical Corporation
570 Del Rey Avenue
Sunnyvale, California  94085

Re:      Intraop Medical Corporation
         Registration Statement on Form SB-2

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form SB-2 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by certain stockholders of the Company of up to 7,003,563 shares of Common
Stock (the "Shares"). The Shares consist of 4,982,143 shares of Common Stock issuable upon conversion of 7% convertible debentures (the "Debentures") and 2,021,420 shares of Common Stock issuable upon exercise of warrants (the "Warrants").


         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-B under the Securities Act.

         We have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company, and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

     Based on and subject to the foregoing, we are of the opinion that (i) 4,982,143 shares of Common Stock issuable upon conversion of the Debentures, when issued in accordance with the Debentures and for the consideration set forth therein, will be validly issued, fully paid and nonassessable and (ii) 2,021,420 shares of Common Stock to be issued in accordance with the Warrants, upon issuance, delivery and payment of the exercise price therefore in the manner contemplated by the Warrants will be validly issued, fully paid and nonassessable.

     We hereby consent to the reference to us under the heading "Legal Matters" in the related Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

  Very truly yours,

/s/ Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP